                                EXHIBIT 6(C)(3)

                                    FORM OF
                                AMENDMENT NO. 2
                                       TO
                             DISTRIBUTION AGREEMENT
                 EQUITABLE DISTRIBUTORS, INC. / CLASS IA SHARES


            AMENDMENT No. 2 ("Amendment"), dated as of December 1, 1998, to the Distribution Agreement relating to the Class IA Shares dated as of April 14, 1997 ("Original Agreement") by and between EQ Advisors Trust ("Trust") and Equitable Distributors, Inc. ("EDI").

            The Trust and EDI agree that:

            1. Duration of Agreement. With respect to each Portfolio specified in Schedule A to the Original Agreement, the Original Agreement will continue in effect until April 14, 1999 and thereafter will continue annually only so long as such continuance is specifically approved at least annually either by the (a) Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement or any policies on conflicts adopted by the Board of Trustees, provided that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

               With respect to each new Portfolio specified in Schedule A to Amendment No. 1 to the Original Agreement, dated December 9, 1997, the Original Agreement, as amended, will not continue in effect for a period of more than two years from the date of execution of that Amendment No. 1 unless such continuance is approved as specified above. Similarly, with respect to each new Portfolio specified in Schedule A to this Amendment No. 2 to the Original Agreement, the Original Agreement, as amended, will not continue in effect for a period of more than two years from the date of the execution of this Amendment No. 2 unless such continuance is approved as specified above.

            2. Schedule A. Schedule A to the Original Agreement and to Amendment No. 1 to the Original Agreement is replaced in its entirety by Schedule A attached hereto.

            Except as modified and amended hereby, the Original Agreement and Amendment No. 1 to the Original Agreement are hereby ratified and confirmed in full force and effect in accordance with its terms.

            IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

EQ ADVISORS TRUST                          EQUITABLE DISTRIBUTORS, INC.



By:                                        By:
   --------------------------------           -------------------------------
    Peter D. Noris                             Jerome S. Golden
    President and Trustee                      Chairman of the Board

                                   SCHEDULE A
                                       TO
                                AMENDMENT NO. 2
                                       TO
              EQUITABLE DISTRIBUTORS, INC. DISTRIBUTION AGREEMENT
                                CLASS IA SHARES



                                 PORTFOLIOS OF
                               EO ADVISORS TRUST
                               -----------------

                              Original Portfolios
                              -------------------

                   T. Rowe Price International Stock
                   Portfolio T. Rowe Price Equity Income
                   Portfolio EQ/Putnam Growth & Income
                   Value Portfolio EQ/Putnam
                   International Equity Portfolio
                   EQ/Putnam Investors Growth Portfolio
                   EQ/Putnam Balanced Portfolio MFS
                   Research Portfolio MFS Emerging
                   Growth Companies Portfolio Morgan
                   Stanley Emerging Markets Equity
                   Portfolio Warburg Pincus Small
                   Company Value Portfolio Merrill Lynch
                   World Strategy Portfolio Merril I
                   Lynch Basic Value Equity Portfolio

                   Amendment No. 1 Additions
                   -------------------------

                   Lazard Small Cap Value Portfolio
                   Lazard Large Cap Value Portfolio JPM
                   Core Bond Portfolio BT Small Company
                   Index Portfolio BT International
                   Equity Index Portfolio BT Equity 500
                   Index Portfolio

                   Amendment No. 2 Additions
                   -------------------------
                   Evergreen Foundation Portfolio
                   Evergreen Portfolio
                   MFS Growth with Income Portfolio